As filed with the Securities and Exchange Commission on July 21, 2003
 ----------------------------------------------------------------------------

                                                        FILE NO. 333-105208

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PRE-EFFECTIVE AMENDMENT NO. 2


                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                               ILLINOIS 36-2554642
                (State or Other Jurisdiction of (I.R.S. Employer
              Incorporation or Organization) Identification Number)


                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

RICHARD T. CHOI, ESQUIRE          HUGH D. BOHLENDER, ESQUIRE
FOLEY & LARDNER                              ALLSTATE LIFE INSURANCE COMPANY
3000 K STREET, NW SUITE 500           3100 SANDERS ROAD, SUITE J5B
WASHINGTON, D.C. 20007                   NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                                Explanatory Note

Registrant is filing this pre-effective amendment ("Amendment") to add a corrected Exhibit 5 to the registration statement. The new Exhibit 5 replaces the Exhibit 5 filed in Pre-Effective Amendment No. 1 to the registration statement on July 17, 2003 which contained a typographical error. The Amendment is not intended to amend or delete any part of the registration statement, except as specifically noted herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it will meet all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 21st day of July, 2003.

                                  ALLSTATE LIFE INSURANCE COMPANY
                                            (REGISTRANT)

                          By: /s/MICHAEL J. VELOTTA
                              ---------------------------------------
                              Michael J. Velotta
                              Senior Vice President, Secretary
                                     and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 21st day of July, 2003.


*/CASEY J. SYLLA                  Chairman of the Board, President and Director
- ----------------------          (Principal Executive Officer)
Casey J. Sylla


/s/MICHAEL J. VELOTTA             Senior Vice President, Secretary,
- ---------------------           General Counsel and Director
Michael J. Velotta


*/DAVID A. BIRD                   Senior Vice President and Director
- ------------------
David A. Bird


*/MARGARET G. DYER                Senior Vice President and Director
- -----------------
Margaret G. Dyer


*/MARLA G. FRIEDMAN               Senior Vice President and Director
- -------------------
Marla G. Friedman

*/DANNY L. HALE                   Director
- -------------------
Danny L. Hale


*/EDWARD M. LIDDY                 Director
- -----------------
Edward M. Liddy


*/JOHN C. LOUNDS                  Senior Vice President and Director
- -----------------
John C. Lounds


*/J. KEVIN MCCARTHY               Senior Vice President and Director
- -----------------
J. Kevin McCarthy


*/ROBERT W. PIKE                  Director
- ------------------
Robert W. Pike


*/SAMUEL H. PILCH                 Group Vice President and Controller
- -----------------               (Principal Accounting Officer)
Samuel H. Pilch


*/STEVEN E. SHEBIK                Senior Vice President, Chief Financial Officer
- ------------------              and Director (Principal Financial Officer)
Steven E. Shebik


*/ERIC A. SIMONSON                Senior Vice President, Chief Investment
- ------------------              Officer and Director
Eric A. Simonson


*/KEVIN R. SLAWIN                 Senior Vice President and Director
- ------------------
Kevin R. Slawin


*/THOMAS J. WILSON, II            Director
- ------------------
Thomas J. Wilson, II



*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.             Description

   5                    Opinion and Consent of General Counsel